As filed with the Securities and Exchange Commission on October 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1144442
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Keith R. Dolliver, Esq.

Deputy General Counsel, Corporate, External, and Legal Affairs, and Assistant Secretary

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

William B. Brentani, Esq.

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

(650) 251-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.00000625 per share	52,695,909 shares	$105.04	$5,535,178,281.36	$670,863.61

(1)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on October 24, 2018.

PROSPECTUS

52,695,909 Shares

Microsoft Corporation

Common Stock

The selling stockholders of Microsoft Corporation referred to in this prospectus may offer and resell, from time to time, up to 52,695,909 shares of our common stock, par value $0.00000625 per share (“Common Stock”), under this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of June 4, 2018, by and among us, Griffin Merger Sub, Inc., GitHub, Inc. (“GitHub”) and Fortis Advisors LLC, as the Stockholders’ Representative, in connection with our acquisition of GitHub (the “Merger”). We will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders may sell the shares of our Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus captioned “Plan of Distribution.”

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “MSFT.” On October 29, 2018, the last reported sale price of our Common Stock was $103.85 per share.

Investing in our Common Stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 1 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 30, 2018

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are not making an offer to sell shares of our Common Stock in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration that covers 52,695,909 shares of our Common Stock.

You should carefully read this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to “Microsoft,” the “Company,” “we,” “us” and “our” and all similar references are to Microsoft Corporation and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.microsoft.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone: 800-285-7772 (U.S.) or (425) 706-4400 (international), e-mail: msft@microsoft.com.

This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the common stock by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 from our Definitive Proxy Statement on Schedule 14A filed on October 16, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018;

•	our Current Reports on Form 8-K filed on September 19, 2018; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results could differ materially because of, among others, the following factors:

•	intense competition in all of Microsoft’s markets;

•	execution and competitive risks in focusing on cloud-based services;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on Microsoft’s business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s ability to earn the expected revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue, increase costs, lead to liability or harm its competitive position;

•	improper disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	Microsoft’s inability to protect information in their products and services from use by others;

•	abuse of Microsoft’s advertising or social platforms may harm Microsoft’s reputation or user engagement;

•	outages, data losses and disruptions of online services if Microsoft fails to maintain an adequate operations infrastructure;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	exposure to potential liability under anti-corruption, trade protection and other laws and regulations from operating a global business;

•

laws and regulations relating to the handling of personal data impeding the adoption of Microsoft’s services or resulting in increased costs, legal claims, fines against Microsoft or reputational damage;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s hardware or software products;

•	exposure to increased economic and operational risks from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business;

•	adverse general economic or market conditions could harm Microsoft’s business;

•	changes in our sales organization that may impact revenues;

•	security, privacy and execution risks presented by the development of the internet of things;

•	issues in the use of artificial intelligence in our offerings may result in reputational harm or liability; and

•	reputation or brand damage may harm our business and operating results.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and our periodic filings.

We undertake no obligation to update to revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

We were founded as a partnership in 1975 and incorporated in 1981. We are a technology company whose mission is to empower every person and every organization on the planet to achieve more. We strive to create local opportunity, growth, and impact in every country around the world. Our platforms and tools help drive small business productivity, large business competitiveness, and public-sector efficiency. They also support new startups, improve educational and health outcomes, and empower human ingenuity.

We develop and support software, services, devices, and solutions that deliver new value for customers and help people and businesses realize their full potential.

Our products include operating systems; cross-device productivity applications; server applications; business solution applications; desktop and server management tools; software development tools; and video games. We also design, manufacture, and sell devices, including PCs, tablets, gaming and entertainment consoles, other intelligent devices, and related accessories.

We offer an array of services, including cloud-based solutions that provide customers with software, services, platforms, and content, and we provide solution support and consulting services. We also deliver relevant online advertising to a global audience.

Microsoft is incorporated under the laws of the State of Washington. Our principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, and our main telephone number is (425) 882-8080.

BACKGROUND

On October 25, 2018, pursuant to an Agreement and Plan of Merger, dated as of June 4, 2018 (the “Merger Agreement”), by and among us, Griffin Merger Sub, Inc., GitHub and Fortis Advisors LLC, as Stockholders’ Representative, we acquired GitHub. In that transaction, we paid an aggregate of 52,695,909 shares of our Common Stock to certain holders of capital stock of GitHub. Under the terms of the Merger Agreement, we agreed to file with the SEC a registration statement on Form S-3 covering the resale of the shares of Common Stock held by former holders of capital stock of GitHub.

Throughout this prospectus, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock held by former holders of capital stock of GitHub that we agreed to register pursuant to the Merger Agreement. When we refer to the “selling stockholders” in this prospectus, we are referring to former holders of capital stock of GitHub.

RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on August 3, 2018, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed with the SEC on October 24, 2018, each of which are incorporated by reference in this prospectus, as well as any other risks described in our subsequent filings with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

All shares of Common Stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

Up to 52,695,909 shares of Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of October 25, 2018, the date of closing of our acquisition of GitHub. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of Common Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 7,676,218,736 shares of our Common Stock outstanding as of October 19, 2018, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

To our knowledge, except as may be disclosed in a prospectus supplement, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that certain of the selling stockholders (i) are or were employees of the successor of GitHub after it was acquired by us or (ii) have or had commercial arrangements with us in the ordinary course of business. To our knowledge, except as may be disclosed in a prospectus supplement, none of the selling stockholders are broker-dealers, nor at the time of the acquisition did any selling stockholders have direct or indirect agreements or understandings with any person to distribute any Common Stock.

Name of Selling Stockholder	Common Stock Beneficially Owned		Common Stock Covered by this Prospectus		Common Stock Remaining After the Sale of All Common Stock Covered by this Prospectus
Investment funds affiliated with Andreessen Horowitz (1)	(*)		9,929,855	(2)	(*)
BlackRock, Inc. (3)	(*)	(4)	127,120	(4)	(*)	(4)
Sequoia Capital Global Growth Fund, L.P. and related investment funds (1)	(*)		6,243,859		(*)
Investment funds affiliated with Thrive Capital (1)	(*)		5,950,313		(*)
Investment funds affiliated with Institutional Venture Partners	(*)		318,507		(*)
All other selling stockholders (1)	(*)		30,253,375		(*)

All selling stockholders (1)	(*)		52,695,909		(*)

(*)	Less than 1%.
(1)

Certain of the selling stockholders are subject to agreements which, among other things, prohibit the sale of shares of our Common Stock, provided that, such selling stockholders may sell 10% of their shares of our

Common Stock upon the consummation of the Merger, an additional 30% of their shares of our Common Stock on November 25, 2018, an additional 30% of their shares of our Common Stock on December 25, 2018, and the remaining 30% of their shares of our Common Stock on January 24, 2019.
(2)

Includes up to 127,120 shares of our Common Stock that may be deemed to be beneficially owned by BlackRock, Inc. through BlackRock-SBC Fund Investments, LLC, BR/ERB Co-Investment Fund, L.P., SONJ Private Opportunities Fund II, L.P., and Vesey Street Fund III-B, L.P. (collectively, but excluding BlackRock, Inc., the “BlackRock Entities”) assuming an in-kind distribution of such shares is made by the funds affiliated with Andreessen Horowitz. Does not include any other shares of our Common Stock that may be deemed to be beneficially owned by BlackRock, Inc. through entities other than the BlackRock Entities.

(3)

The BlackRock Entities are limited partners in certain investment funds affiliated with Andreessen Horowitz and may receive such shares as a result of an in-kind distribution from such Andreessen Horowitz investment funds. Each of the BlackRock Entities is a fund or account managed by an investment adviser subsidiary of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in such other capacities) of such investment adviser entities, have voting and investment power over the shares held by the BlackRock Entities. Such portfolio managers expressly disclaim beneficial ownership of all shares held by the BlackRock Entities. The address of BlackRock, Inc., such investment adviser subsidiaries and the BlackRock Entities is 1 University Square, Princeton, NJ 08540. The shares of our Common Stock covered by this prospectus do not include all shares of our Common Stock that may be deemed to be beneficially owned by BlackRock, Inc. See footnote (4).

(4)

Includes up to 41,346, 6,961, 76,270 and 2,543 shares of our Common Stock held by funds affiliated with Andreessen Horowitz that may be deemed to be beneficially owned by BlackRock, Inc. through BlackRock-SBC Fund Investments, LLC, BR/ERB Co-Investment Fund, L.P., SONJ Private Opportunities Fund II, L.P., and Vesey Street Fund III-B, L.P., respectively, assuming an in-kind distribution of such shares is made by the funds affiliated with Andreessen Horowitz. Does not include any other shares of our Common Stock that may be deemed to be beneficially owned by BlackRock, Inc. through entities other than the BlackRock Entities. Pursuant to a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2018, BlackRock, Inc. reported that it has sole voting power with respect to 428,147,346 shares of our Common Stock, sole dispositive power with respect to 493,361,681 shares of our Common Stock, and no shared voting or shared dispositive power of our Common Stock (in each case, which does not include the 127,120 shares that the BlackRock Entities may receive in connection with an in-kind distribution from funds affiliated with Andreessen Horowitz).

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of Common Stock beneficially owned by them and offered hereby. The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	by agreement with broker-dealers to sell a specified number of shares of Common Stock at a stipulated price per share;

•	short sales effected after the date the registration statement of which this prospectus is a part is becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	in privately negotiated transactions;

•	any other method permitted by applicable law and not prohibited by any agreement such selling stockholder has with us; and

•	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the Merger Agreement, certain of the selling stockholders have entered into agreements with us that, among other things, until January 24, 2019, and subject to certain exceptions, prohibit such selling stockholders from selling, offering, transferring, assigning, mortgaging, hypothecating, gifting, assigning or other similar method of disposing of or entering into or engaging in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of shares of our Common Stock, without our prior written consent, provided that, the foregoing does not apply to 10% of such selling stockholders’ shares of our Common Stock upon the consummation of the Merger, an additional 30% of their shares of our Common Stock on November 25, 2018, an additional 30% of their shares of our Common Stock on December 25, 2018, and the remaining 30% of their shares of our Common Stock on January 24, 2019.

To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are not aware of any agreement or understanding, directly or indirectly, between any selling stockholder and any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation.

In connection with the sale of our shares of Common Stock, unless otherwise restricted by a contractual agreement or, in the case of a selling stockholder who is an employee, our insider trading policy, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock registered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of Common Stock offered by them will be the purchase price of the shares of Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

To the extent required, the number of shares of Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We will bear all expenses incident to our obligation to register the shares of Common Stock covered by this prospectus pursuant to the Merger Agreement.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

DESCRIPTION OF COMMON STOCK

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors, and legally available from Microsoft’s assets. In addition, upon any liquidation of Microsoft, holders of our Common Stock are entitled to a pro rata share of all Microsoft assets available for distribution to shareholders. Each share of Common Stock is entitled to one vote on all matters voted on by the stockholders.

American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our Common Stock.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Keith R. Dolliver, Esq., our Deputy General Counsel, Corporate, External, and Legal Affairs, and Assistant Secretary.

Mr. Dolliver beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the Common Stock of Microsoft Corporation.

EXPERTS

The consolidated financial statements as of June 30, 2018 and 2017 and for each of the three years in the period ended June 30, 2018, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2018, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to Company’s change in method of accounting for revenue from contracts with customers and for accounting for leases in fiscal year 2018 due to the adoption of the new revenue standard and new lease standard, respectively and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the period ended September 30, 2018 and 2017 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities being registered under this registration statement:

Amount to be paid
SEC registration fee	$670,864
Legal fees and expenses	150,000
Accounting fees and expenses	25,000
Miscellaneous	50,000

Total	$895,864

Item 15. Indemnification of Directors and Officers

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (“WBCA”) authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through .550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property, or services to which the director is not legally entitled.

The Registrant’s Amended and Restated Articles of Incorporation require indemnification of the Registrant’s officers and directors and advancement of expenses to the fullest extent not prohibited by applicable law. The Registrant’s Amended and Restated Articles of Incorporation provide for procedures for those seeking indemnification and/or advancement of expenses. In addition, as authorized by Section 23B.08.320 of the WBCA, the Registrant’s Amended and Restated Articles of Incorporation contain a provision eliminating the personal liability of directors to the Registrant or its shareholders for monetary damages for conduct as a director, except for (a) omissions involving intentional misconduct by the director or a knowing violation of law by the director, (b) conduct violating Section 23B.08.310 of the WBCA or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

The Registrant has established an indemnification trust (“2016 Directors’ Trust”) to fund the Registrant’s obligations to indemnify and/or advance expenses to directors arising from their board service in the event the Registrant does not or is financially unable to provide the indemnification and/or advancement. As required by the 2016 Directors’ Trust agreement, the Registrant has funded a minimum balance of principal assets of no less than $50 million in the trust. The Registrant also has an indemnification trust (“2016 Officers’ Trust”) that funds the Registrant’s indemnification obligations to certain past and present officers arising from their activities as such. As required by the 2016 Officers’ Trust agreement, the Registrant has funded a minimum balance of principal assets of no less than $50 million in the trust. The 2016 Directors’ Trust and 2016 Officers’ Trust are successors to certain trusts originally established in 1993, and amended from time to time, to fund Registrant’s indemnification obligations to directors and officers. The Registrant has also entered into separate indemnification agreements with certain of its directors and executive officers.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Keith R. Dolliver, Esq., Microsoft Corporation’s Deputy General Counsel, Corporate, External, and Legal Affairs, and Assistant Secretary, as to matters of the law of the State of Washington

15.1*	Awareness Letter of Deloitte & Touche LLP

23.1*	Consent of Keith R. Dolliver, Esq. (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 30th day of October, 2018.

MICROSOFT CORPORATION

By:	/s/ Satya Nadella
Name:	Satya Nadella
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Satya Nadella, Amy E. Hood and Frank H. Brod, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of October, 2018.

Signature	Title

/s/ John W. Thompson John W. Thompson	Chairman

/s/ Satya Nadella Satya Nadella	Director and Chief Executive Officer (principal executive officer)

/s/ Amy E. Hood Amy E. Hood	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Frank H. Brod Frank H. Brod	Corporate Vice President, Finance and Administration; Chief Accounting Officer (principal accounting officer)

/s/ William H. Gates III	Director
William H. Gates III

/s/ Reid Hoffman	Director
Reid Hoffman

/s/ Hugh Johnston	Director
Hugh Johnston

Signature	Title

/s/ Teri L. List-Stoll	Director
Teri L. List-Stoll

/s/ Charles H. Noski	Director
Charles H. Noski

/s/ Helmut Panke	Director
Helmut Panke

/s/ Sandra E. Peterson Sandra E. Peterson	Director

/s/ Penny Pritzker	Director
Penny Pritzker

/s/ Charles W. Scharf	Director
Charles W. Scharf

/s/ Arne Sorenson	Director
Arne Sorenson

/s/ John W. Stanton	Director
John W. Stanton

/s/ Padmasree Warrior	Director
Padmasree Warrior